Exhibit (2)(a)(1)

CERTIFICATE OF LIMITED PARTNERSHIP

OF

MORGAN STANLEY INSTITUTIONAL FUND OF HEDGE FUNDS II LP

The undersigned, desiring to form a limited partnership pursuant to this Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, does hereby certify as follows:

I. The name of the limited partnership is MORGAN STANLEY INSTITUTIONAL FUND OF HEDGE FUNDS II LP.

II. The address of the Partnership’s registered office in the State of Delaware is the Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, County of New Castle. The name of the Partnership’s registered agent for service of process in the State of Delaware at such address is the Corporation Service Company.

III. The name and mailing address of the general partner is as follows:

NAME	MAILING ADDRESS
MORGAN STANLEY	One Tower Bridge
ALTERNATIVE INVESTMENT	West Conshohocken, Pennsylvania 19428
PARTNERS LP

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership of MORGAN STANLEY INSTITUTIONAL FUND OF HEDGE FUNDS II LP as of May 10, 2005.

By:	MORGAN STANLEY ALTERNATIVE INVESTMENT PARTNERS LP

By:	Morgan Stanley AIP GP LP, As General Partner

By:	Morgan Stanley Alternative Investments Inc., As General Partner

By		/s/ NOEL LANGLOIS
	Name:	Noel Langlois
	Title:	Vice President